Exhibit 21

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Country or State of Organization
35601 Yukon, Inc.	Canada
665217 B.C. Ltd.	Canada
968392 Alberta Ltd.	Canada
Center of Excellence Singapore Pte. Ltd.	Singapore
Cherry Island Renewable Energy, LLC	Delaware
CIFC Worldwide Partner C.V.	The Netherlands
CMI Africa Holdings BV	The Netherlands
CMI CGT Holdings LLC	Indiana
CMI Foreign Holdings B.V.	The Netherlands
CMI Global Equity Holdings B.V.	The Netherlands
CMI Global Equity Holdings C.V.	The Netherlands
CMI Global Holdings B.V.	The Netherlands
CMI Global Partner 2 C.V.	The Netherlands
CMI Global Partners B.V.	The Netherlands
CMI International Finance Partner 1 LLC	Indiana
CMI International Finance Partner 2 LLC	Indiana
CMI International Finance Partner 3 LLC	Indiana
CMI International Finance Partner 4 LLC	Indiana
CMI International Finance Partner 5 LLC	Indiana
CMI Mexico LLC	Indiana
CMI PGI Holdings LLC`	Indiana
CMI PGI International Holdings LLC	Indiana
CMI Turkish Holdings B.V.	The Netherlands
CMI UK Finance LP	United Kingdom
CMI UK Financing LP	United Kingdom
Coil Systems GmbH	Germany
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins (China) Investment Co. Ltd.	China
Cummins Americas, Inc.	Indiana
Cummins Angola Ltd.	Angola
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Asia Pacific Pte. Ltd.	Singapore
Cummins Aust Technologies Pty. Ltd.	Australia
Cummins Austria GmbH	Austria
Cummins Belgium N.V.	Belgium
Cummins Botswana (Pty.) Ltd.	Botswana
Cummins Brasil Ltda.	Brazil
Cummins Brasil Participacoes Ltda.	Brazil
Cummins Canada Limited	Canada
Cummins Caribbean LLC	Puerto Rico
Cummins CDC Holding Inc.	Indiana
Cummins Central Power, LLC	Nebraska
Cummins Centroamerica Holding S.de R.L.	Panama
Cummins Child Development Center, Inc.	Indiana
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Corporation	Indiana
Cummins Cote d’Ivoire SARL	Cote d’Ivoire
Cummins CV Member LLC	Indiana

Entity Name	Country or State of Organization
Cummins Czech Republic s.r.o.	Czech Republic
Cummins Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Distribution Holdco Inc.	Indiana
Cummins East Asia Research & Development Co. Ltd.	China
Cummins EMEA Holdings Limited	United Kingdom
Cummins Emission Solution (China) Co., Ltd.	China
Cummins Emission Solutions Inc.	Indiana
Cummins Emissions Solutions (Pty.) Ltd.	South Africa
Cummins Energetica Ltda.	Brazil
Cummins Energy Solutions Business Europe NV/SA	Belgium
Cummins Energy Solutions Business Iberia	Spain
Cummins Engine (Beijing) Co. Ltd.	China
Cummins Engine (Shanghai) Co. Ltd.	China
Cummins Engine (Shanghai) Trading & Services Co. Ltd.	China
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Venture Corporation	Indiana
Cummins Filter Co. Ltd.	Korea
Cummins Filtracion S. de R.L. de C.V.	Mexico
Cummins Filtration (Shanghai) Co. Ltd.	China
Cummins Filtration GmbH	Germany
Cummins Filtration Inc.	Indiana
Cummins Filtration International Corp.	Indiana
Cummins Filtration IP, Inc.	Delaware
Cummins Filtration SARL	France
Cummins Filtration Trading (Shanghai) Co., Ltd.	China
Cummins Filtros Ltda.	Brazil
Cummins Fuel Systems (Wuhan) Co. Ltd.	China
Cummins Generator Technologies Americas Inc.	Pennsylvania
Cummins Generator Technologies Australia Pty. Ltd.	Australia
Cummins Generator Technologies Co., Ltd.	China
Cummins Generator Technologies GmbH	Germany
Cummins Generator Technologies India Ltd.	India
Cummins Generator Technologies Italy SRL	Italy
Cummins Generator Technologies Limited	United Kingdom
Cummins Generator Technologies Mexico S de R.L. de C.V.	Mexico
Cummins Generator Technologies Norway	Norway
Cummins Generator Technologies Romania S.A.	Romania
Cummins Generator Technologies Singapore Pte Ltd.	Singapore
Cummins Generator Technologies Spain S.A.	Spain
Cummins Ghana Limited	Ghana
Cummins Ghana Mining Limited	Ghana
Cummins Global Financing LP	United Kingdom
Cummins Global Technologies LLP	United Kingdom
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance LLC	Indiana

Entity Name	Country or State of Organization
Cummins International Holdings Coopertief U.A.	The Netherlands
Cummins International Holdings LLC	Indiana
Cummins Italia S.P.A.	Italy
Cummins Japan Ltd.	Japan
Cummins Juarez, S.A. de C.V.	Mexico
Cummins Korea Co. Ltd.	Korea
Cummins Lebanon	Lebanon
Cummins LLC Member, Inc.	Delaware
Cummins LLP	Kazakhstan
Cummins Ltd.	United Kingdom
Cummins Makina Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins Middle East FZE	Dubai
Cummins Mobility Services Inc.	Indiana
Cummins Mongolia Investment LLC	Mongolia
Cummins Mozambique Ltd.	Mozambique
Cummins Natural Gas Engines, Inc.	Delaware
Cummins New Zealand Limited	New Zealand
Cummins Nigeria Ltd.	Nigeria
Cummins Norte de Colombia S.A.S.	Colombia
Cummins North Africa Regional Office SARL	Morrocco
Cummins Northeast, LLC	Delaware
Cummins Norway AS	Norway
Cummins NV	Belgium
Cummins PGI Holdings Ltd.	United Kingdom
Cummins Power Generation (China) Co., Ltd.	China
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation (U.K.) Limited	United Kingdom
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Inc.	Delaware
Cummins Power Generation Limited	United Kingdom
Cummins Power Generation Mali S.A.	South Africa
Cummins Power Systems LLC	Delaware
Cummins PowerGen IP, Inc.	Delaware
Cummins PowerRent Comercio e Locacao, Ltda.	Brazil
Cummins Research and Technology India Ltd.	India
Cummins Romania Srl	Romania
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales and Service (Singapore) Pte. Ltd.	Singapore
Cummins Sales and Service Korea Co., Ltd.	Korea
Cummins Sales and Service Philippines Inc.	Philippines
Cummins Sales and Service Thailand	Thailand
Cummins Scott & English Malaysia Sdn. Bhd.	Malaysia
Cummins Senegal LLC	Senegal
Cummins Sinai ve Otomotiv Urunleri Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins South Africa (Pty.) Ltd.	South Africa
Cummins South Pacific Pty. Limited	Australia
Cummins Spain, S.L.	Spain
Cummins Sweden AB	Sweden
Cummins Technologies India Limited	India
Cummins Trade Receivables, LLC	Delaware

Entity Name	Country or State of Organization
Cummins Turbo Technologies B.V.	The Netherlands
Cummins Turbo Technologies Limited	United Kingdom
Cummins U.K. Holdings Ltd.	United Kingdom
Cummins U.K. Pension Plan Trustee Ltd.	United Kingdom
Cummins UK Holdings LLC	Indiana
Cummins Vendas e Servicos de Motores e Geradores Ltda.	Brazil
Cummins Venture Corporation	Delaware
Cummins Western Canada L.P.	Canada
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Cummins-Scania High Pressure Injection, LLC	Delaware
CWC General Partner Ltd.	Canada
Distribuidora Cummins Centroamerica Costa Rica, S.de R.L.	Costa Rica
Distribuidora Cummins Centroamerica El Salvador, S.de R.L.	El Salvador
Distribuidora Cummins Centroamerica Honduras, S.de R.L.	Honduras
Distribuidora Cummins S.A.	Argentina
Distribuidora Cummins Sucursal Paraguay SRL	Paraguay
Dynamo Insurance Company, Inc.	Vermont
Industria e Comercio Cummins Ltda.	Brazil
Markon Engineering Company Ltd.	United Kingdom
Newage Engineers GmbH	Germany
Newage Ltd. (U.K.)	United Kingdom
Newage Machine Tools Ltd.	United Kingdom
OOO Cummins	Russia
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
Power Group International (Overseas Holdings) Ltd.	United Kingdom
Power Group International Ltd.	United Kingdom
Shanghai Cummins Trading Co., Ltd.	China
Shenzhen Chongfa Cummins Engine Co. Ltd.	Hong Kong
Turbo Drive Ltd.	Hong Kong
Worldwide Partner CV Member LLC	Indiana
Wuxi Cummins Turbo Technologies Co. Ltd.	China
Xiangfan Fleetguard Exhaust System Company, Ltd.	China